Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 File No. 333-237769) pertaining to the 2015 Share Incentive Plan and 2019 Share Incentive Plan of EHang Holdings Limited of our report dated June 15, 2021 with respect to the consolidated financial statements of EHang Holdings Limited included in this Annual Report (Form 20-F) for the year ended December 31, 2022.

/s/ Ernst & Young Hua Ming LLP
Shanghai, the People’s Republic of China April 27, 2023